SUBSCRIPTION AGREEMENT This Subscription Agreement (this “Agreement”) is dated as of February 11, 2019 (the “Effective Date”), among Genocea Biosciences, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”). WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act. WHEREAS, each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Initial Closing Common Shares (as defined below), and, if applicable, upon a Second Closing (as defined below), the Second Closing Shares (as defined below) (which aggregate amount for all Purchasers together shall be 25,599,979 Initial Closing Common Shares, and 51,352,853 Second Closing Shares for an aggregate of 76,952,832 shares of Common Stock upon a Second Closing (as defined below) and shall be collectively referred to herein as the “Shares”), (ii) at the Initial Closing (as defined below) a warrant to acquire up to that number of additional shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A (the “Initial Closing Warrants”), in substantially the form attached hereto as Exhibit C (as exercised, collectively, the “Initial Closing Warrant Shares”) and (iii) at the Initial Closing (as defined below) a pre-funded warrant to acquire up to that number of additional shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A (the “Pre-Funded Warrants” and collectively with the Initial Closing Warrants, the “Warrants”), in substantially the form attached hereto as Exhibit D (as exercised, collectively, the “Pre-Funded Warrant Shares” and together with the Initial Closing Warrant Shares, the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”. WHEREAS, in connection with the offering and sale of the Securities, the Company has entered into an engagement letter dated January 18, 2019, as amended on January 23, 2019 with Cantor Fitzgerald & Co. (the “Placement Agent”). NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows: 1. DEFINITIONS 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1: “Applicable VWAP” means the daily volume weighted-average price of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New 1. 74109921_9 74109921_16

York City time)) from the date the Company announces topline data from Part A of its Phase 1/2a clinical trial for GEN-009 (the “Data”) through the date the Company exercises its option to proceed with the Second Closing pursuant to Section 2.3 of this Agreement (the “Exercise Date”). “Common Stock” means the common stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “GAAP” means U.S. generally accepted accounting principles consistently applied. “Governmental Entity” shall mean any national, federal, state, county, municipal, local or foreign government, or any political subdivision, court, body, agency or regulatory authority thereof, and any person exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to any of the foregoing. “Initial Closing” means the initial closing of the purchase and sale of the Initial Closing Common Shares (as defined below) and the Warrants on the Initial Closing Date pursuant to Section 2.1 of this Agreement. “Initial Closing Date” means February 14, 2019. “Initial Common Closing Price” means $0.4713 per share. “Investment Company Act” means the Investment Company Act of 1940, as amended. “Material Adverse Effect” means a circumstance that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company. “Optional Closing” means the optional closing of the purchase and sale of the Optional Closing Common Shares (as defined below) on the Optional Closing Date pursuant to Section 2.3 of this Agreement. “Optional Closing Date” means the date that is the second Trading Day following the Second Closing Date. “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 4 hereof. “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule. 2. 74109921_16

“Second Closing” means the second closing of the purchase and sale of the Second Closing Shares (as defined below) on the Second Closing Date pursuant to Section 2.3 of this Agreement. “Second Closing Date” means the date that is the second Trading Day following the Exercise Date, such Exercise Date to be no later than fourteen Trading Days after the Company publicly releases the Data. “Second Closing Purchase Price” means an amount equal to the greater of (i) the Initial Common Closing Price (as adjusted for any dividends, combinations, stock splits, recapitalizations and the like after the Effective Date) and (ii) 0.80 multiplied by the Applicable VWAP. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock. “Trading Day” means a day on which the Common Stock is traded on a Trading Market. “Trading Market” means the following markets or exchanges on which (and if) the Common Stock is listed or quoted for trading on the date in question: the NYSE American; The Nasdaq Capital Market; The Nasdaq Global Market; The Nasdaq Global Select Market; or the New York Stock Exchange. “Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder. “Warrant Shares” means the shares of Common Stock issuable upon exercise of each Warrant. 2. PURCHASE AND SALE 2.1 Initial Closing. (a) At the Initial Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of shares of Common Stock (the “Initial Closing Common Shares”) set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to the Initial Common Closing Price per share of Common Stock. (b) At the Initial Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, an Initial Closing Warrant exercisable for a number of Initial Closing Warrant Shares set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to $0.125 per Initial Closing Warrant Share (or $0.03125 per 0.25 of a Warrant Share). (c) At the Initial Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to Biotechnology Value Fund L.P. or one or more of its affiliates 3. 74109921_16

(collectively, “BVF”), and BVF agrees to purchase from the Company, a Pre-Funded Warrant at a purchase price equal to the Initial Common Closing Price per share of Common Stock. (d) At the Initial Closing, each Purchaser shall deliver to the Company via wire transfer immediately available funds equal to its aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A hereto and the Company shall deliver to each Purchaser its respective Securities and the other items set forth in Section 2.2 of this Agreement deliverable at the Initial Closing on the Initial Closing Date. The Initial Closing shall occur at 10:00 a.m. (New York City Time) on February 14, 2019 or such other time and location as the parties shall mutually agree. 2.2 Deliveries; Initial Closing Conditions. (a) At the Initial Closing, the Company will deliver or cause to be delivered to each Purchaser certificate(s) or book-entry shares representing the Common Stock, purchased by such Purchaser, registered in the Purchaser’s name. Such delivery shall be against payment of the purchase price therefor by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions. (b) At the Initial Closing, the Company will deliver or cause to be delivered to each Purchaser the Warrant purchased by such Purchaser registered in the Purchaser’s name. Such delivery shall be against payment of the purchase price therefor by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions. (c) The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Initial Closing are subject to the following conditions being met: (i) the accuracy in all material respects on the Initial Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company); (ii) all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Initial Closing Date shall have been performed in all material respects; (iii) Purchasers shall have received a certificate of the Secretary of the Company (a “Secretary’s Certificate”), dated as of the Initial Closing Date in form and substance reasonably satisfactory to the Purchasers; (iv) Purchasers shall have received a certificate signed by the Chief Executive Officer of the Company (an “Officer’s Certificate”), dated as of the Initial Closing Date in form and substance reasonably satisfactory to the Purchasers; and 4. 74109921_16

(v) Purchasers shall have received an opinion of Ropes & Gray LLP, counsel for the Company (“Company Counsel”), dated as of the Initial Closing Date, in a form reasonably satisfactory to the Purchasers. 2.3 Second Closing. (a) Following the Company’s distribution of the Second Closing Notice (as defined below), at the Second Closing (which, for the avoidance of doubt, shall occur on the Second Closing Date), upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, all or a portion of a number of shares of Common Stock or Pre-Funded Warrants (such securities, collectively, the “Second Closing Shares”) in an aggregate purchase amount set forth opposite such Purchaser’s name on Exhibit B hereto, at a purchase price per share equal to the Second Closing Purchase Price. The Company shall provide each Purchaser written notice of the amount of such Purchaser’s Second Closing Shares as promptly as possible following the Company’s calculation of the Second Closing Purchase Price. The sales made at the Second Closing shall be made on the terms and conditions set forth in this Agreement, provided that (i) the representations and warranties of the Company set forth in Section 3.1 hereof shall speak only as of the Initial Closing Date, and (ii) the representations and warranties of the Purchasers participating in the Second Closing set forth in Section 3.2 hereof shall speak as of the Second Closing Date. (b) At the Second Closing, each Purchaser shall deliver to the Company via wire transfer immediately available funds equal to its aggregate purchase price for the Second Closing Shares and the Company shall deliver to each Purchaser certificate(s) or book-entry shares representing its respective Second Closing Shares. (c) Following the distribution of the Second Closing Notice and in the event that a Material Adverse Effect has not occurred, in the event that a Purchaser fails to purchase at the Second Closing at least 50% of the total number of Second Closing Shares required to be purchased by such Purchaser pursuant to this Section 2.3 (any such Purchaser being referred to herein as a “Non-Participating Purchaser”), then the initial Warrant held by such Purchaser, to the extent not exercised prior to the Second Closing, shall automatically terminate and be of no further force or effect. The aforementioned forfeiture of the Warrant shall be the sole recourse of the Company for any failure of a Purchaser to purchase all of the Second Closing Shares required to be purchased at the Second Closing. (d) If the Company elects to offer additional shares of Common Stock to the Purchasers in an amount greater than the aggregate Second Closing Shares, the Purchasers shall have the option, but not the obligation, to purchase, on a pro rata basis, such additional shares of Common Stock (the “Optional Closing Common Shares”) at a price per share equal to the Second Closing Purchase Price. Each Purchaser’s “pro rata share” of the Optional Closing Common Shares shall be equal to the product of, rounded down to the nearest whole share, the aggregate number of Optional Closing Common Shares multiplied by the quotient of (i) (A) the total number of shares of Common Stock or shares issuable upon the exercise of the Pre-Funded Warrants previously purchased by such Purchaser at the Initial Closing and Second Closing, divided by (B) the total number of shares of Common Stock and shares issuable upon the exercise of the Pre- 5. 74109921_16

Funded Warrants previously purchased by all Purchasers at the Initial Closing and Second Closing. The Company shall provide each Purchaser written notice of the amount of such Purchaser’s option to purchase its Optional Closing Common Shares as promptly as possible following the Second Closing Date. The sales made at the Optional Closing shall be made on the terms and conditions set forth in this Agreement, provided that (i) the representations and warranties of the Company set forth in Section 3.1 hereof shall speak only as of the Initial Closing Date, and (ii) the representations and warranties of the Purchasers participating in the Optional Closing set forth in Section 3.2 hereof shall speak as of the Optional Closing Date. (e) The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Second Closing and the Optional Closing are subject to the following conditions being met: (i) the accuracy in all material respects on the Second Closing Date or the Optional Closing Date, as applicable, of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company); (ii) all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Second Closing Date or the Optional Closing Date, as applicable, shall have been performed in all material respects; (iii) Purchasers shall have received a Secretary’s Certificate, dated as of the Second Closing Date or the Optional Closing Date, as applicable, in form and substance reasonably satisfactory to the Purchasers; (iv) Purchasers shall have received an Officer’s Certificate, dated as of the Second Closing Date of the Optional Closing Date, as applicable, in form and substance reasonably satisfactory to the Purchasers; (v) Purchasers shall have received an opinion of Company Counsel, dated as of the Second Closing Date or the Optional Closing Date, as applicable, in a form reasonably satisfactory to the Purchasers; (vi) Purchasers shall have timely received the Second Closing Notice or the Optional Closing Notice, as applicable; and (vii) No Material Adverse Effect has occurred. (f) Notwithstanding anything set forth in this Agreement to the contrary, if a majority of the board of directors of the Company do not determine that the Data warrants further clinical development of GEN-009 or otherwise decide not to proceed with the Second Closing, the Company shall provide the Purchasers with written notice signed by the Company’s Chief Executive Officer or any Senior Vice President of its determination and related election to consummate or not to consummate the Second Closing (the “Second Closing Notice”) or the Optional Closing (the “Optional Closing Notice”). In the event the Second Closing shall not occur 6. 74109921_16 and the Company’s obligation to issue and sell the Second Closing Shares to each Purchaser shall automatically terminate and be of no further force or effect and each Purchaser’s obligation to purchase the Second Closing Shares shall terminate and be of no further force or effect; provided that the Company shall make such election within fourteen Trading Days after receiving the Data. For the avoidance of doubt, the Company shall not be permitted to proceed with the Optional Closing it if does not elect to proceed with the Second Closing. 2.4 Second Closing Shortfall Closing. (a) In the event (i) the Second Closing occurs and (ii) all Second Closing Shares are not purchased at the Second Closing by the Purchasers pursuant to Section 2.3 above, the Company shall, within five Trading Days following the Second Closing, notify each Purchaser that is not a Non-Participating Purchaser (each, a “Fully Participating Purchaser”) in writing (such written notice, the “Shortfall Closing Notice”) of the total number of Second Closing Shares that were not purchased at the Second Closing, and each Fully Participating Purchaser shall have the right, but not the obligation, to purchase at a closing (the “Second Shortfall Closing”) any Second Closing Shares not purchased by the Non-Participating Purchasers (such Shares, collectively, the “Unsubscribed Shares”), at a purchase price per share equal to the Second Closing Purchase Price. The Second Shortfall Closing shall be held on the date that is ten Trading Days following delivery of the Shortfall Closing Notice, or if such date is not a business day, then on the next business day (the date on which the Second Shortfall Closing actually occurs, the “Second Shortfall Closing Date”). Each Fully Participating Purchaser may exercise its right to participate in the Second Shortfall Closing by delivering written notice to the Company thereof within five days following delivery to the Fully Participating Purchasers of the Second Shortfall Closing Notice, which notice shall specify the number of Unsubscribed Shares that such Fully Participating Purchaser is electing to purchase at the Second Shortfall Closing (the “Unsubscribed Shares Notice”). To the extent the Fully Participating Purchasers collectively elect to purchase more than the available Unsubscribed Shares, the Unsubscribed Shares shall be allocated among the Fully Participating Purchasers on a pro rata basis. For purposes of this section, each Fully Participating Purchaser’s “pro rata share” of the Unsubscribed Shares shall be equal to the product of, rounded down to the nearest whole share, (i) the aggregate number of Unsubscribed Shares multiplied by the quotient of (i) (A) the total number of shares of Common Stock previously purchased by such Fully Participating Purchaser at the Second Closing, divided by (B) the total number of shares of Common Stock previously purchased by all Fully Participating Purchasers at the Second Closing; provided, however, that no Fully Participating Purchaser shall be required to purchase more Unsubscribed Shares than such Fully Participating Purchaser indicated in its Unsubscribed Shares Notice (such difference, the “Cut-back Securities”). To the extent any Cut-back Securities remain, such Cut-back Securities shall be offered to the remaining Fully Participating Purchasers, which shall be offered to such remaining Fully Participating Purchasers in a manner consistent with this Section 2.4. The sales made at the Second Shortfall Closing shall be made on the terms and conditions set forth in this Agreement, provided that (i) the representations and warranties of the Company set forth in Section 3.1 hereof shall speak only as of the Initial Closing Date, and (ii) the representations and warranties of the Fully Participating Purchaser participating in the Second 7. 74109921_16

Shortfall Closing set forth in Section 3.2 hereof shall speak as of the Second Shortfall Closing Date. (b) Notwithstanding anything set forth in Section 2.4(a), no Fully Participating Purchaser shall have the right to purchase Unsubscribed Shares at the Second Shortfall Closing to the extent that such Fully Participating Purchaser (together with its affiliates) would beneficially own a number of shares of Common Stock that would result in a change of control as set forth in Nasdaq Listing Rule 5635(b) immediately after giving effect to the issuance of shares of Common Stock pursuant to the Second Shortfall Closing. (c) At the Second Shortfall Closing, each Fully Participating Purchaser shall deliver to the Company via wire transfer immediately available funds equal to its aggregate purchase price for all Unsubscribed Shares being purchased by such Fully Participating Purchaser and the Company shall deliver to each Fully Participating Purchaser certificate(s) representing its respective Unsubscribed Shares. 2.5 Optional Shortfall Closing (a) In the event (i) the Optional Closing occurs and (ii) all Optional Closing Shares are not purchased at the Optional Closing by the Purchasers pursuant to Section 2.3 above, the Company shall, within five Trading Days following the Optional Closing, notify each Purchaser that participated in the Optional Closing (each, a “Fully Participating Optional Closing Purchaser”) in writing (such written notice, the “Optional Shortfall Closing Notice”) of the total number of Optional Closing Common Shares that were not purchased at the Optional Closing, and each Fully Participating Optional Closing Purchaser shall have the right, but not the obligation, to purchase at a closing (the “Optional Shortfall Closing”) any Optional Closing Common Shares not purchased by the Non-Participating Optional Closing Purchasers (such Shares, collectively, the “Unsubscribed Optional Shares”), at a purchase price per share equal to the Second Closing Purchase Price. The Optional Shortfall Closing shall be held on the date that is ten Trading Days following delivery of the Optional Shortfall Closing Notice, or if such date is not a business day, then on the next business day (the date on which the Optional Shortfall Closing actually occurs, the “Optional Shortfall Closing Date”). Each Fully Participating Optional Closing Purchaser may exercise its right to participate in the Optional Shortfall Closing by delivering written notice to the Company thereof within five days following delivery to the Fully Participating Optional Closing Purchasers of the Optional Shortfall Closing Notice, which notice shall specify the number of Unsubscribed Optional Shares that such Fully Participating Optional Closing Purchaser is electing to purchase at the Optional Shortfall Closing (the “Unsubscribed Optional Shares Notice”). To the extent the Fully Participating Optional Closing Purchasers collectively elect to purchase more than the available Unsubscribed Optional Shares, the Unsubscribed Optional Shares shall be allocated among the Fully Participating Optional Closing Purchasers on a pro rata basis. For purposes of this section, each Fully Participating Optional Purchaser’s “pro rata share” of the Unsubscribed Optional Shares shall be equal to the product of, rounded down to the nearest whole share, (i) the aggregate number of Unsubscribed Optional Shares multiplied by the quotient of (i) (A) the total number of shares of Common Stock previously purchased by such Fully Participating Purchaser at the Second Closing, divided by (B) the total number of shares 8. 74109921_16 of Common Stock previously purchased by all Fully Participating Optional Purchasers at the Second Closing; provided, however, that no Fully Participating Optional Purchaser shall be required to purchase more Unsubscribed Optional Shares than such Fully Participating Optional Purchaser indicated in its Unsubscribed Optional Shares Notice (such difference, the “Cut-back Optional Securities”). To the extent any Cut-back Optional Securities shall be offered to the remaining Fully Participating Optional Purchasers, which shall be offered to such remaining Fully Participating Optional Purchasers in a manner consistent with this Section 2.5. The sales made at the Optional Shortfall Closing shall be made on the terms and conditions set forth in this Agreement, provided that (i) the representations and warranties of the Company set forth in Section 3.1 hereof shall speak only as of the Initial Closing Date, and (ii) the representations and warranties of the Fully Participating Optional Purchaser participating in the Optional Shortfall Closing set forth in Section 3.2 hereof shall speak as of the Optional Shortfall Closing Date. (b) Notwithstanding anything set forth in Section 2.4(a), no Fully Participating Optional Purchaser shall have the right to purchase Unsubscribed Optional Shares at the Optional Shortfall Closing to the extent that such Fully Participating Optional Purchaser (together with its affiliates) would beneficially own a number of shares of Common Stock that would result in a change of control as set forth in Nasdaq Listing Rule 5635(b) immediately after giving effect to the issuance of shares of Common Stock pursuant to the Optional Shortfall Closing. (c) At the Optional Shortfall Closing, each Fully Participating Optional Purchaser shall deliver to the Company via wire transfer immediately available funds equal to its aggregate purchase price for all Unsubscribed Optional Shares being purchased by such Fully Participating Optional Purchaser and the Company shall deliver to each Fully Participating Optional Purchaser certificate(s) representing its respective Unsubscribed Optional Shares. 3. REPRESENTATIONS AND WARRANTIES 3.1 Representations and Warranties of the Company. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 of this Agreement and except as set forth in the SEC Reports (defined below), which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchasers and the Placement Agent that the statements contained in this Section 3.1 are true and correct as of the date of the Initial Closing Date: (a) The Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and to execute and deliver this Agreement and the Warrants, to be dated as of the Initial Closing Date and entered into by and between the Company and Computershare Trust Company, N.A. (the “Warrant Agent”). The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification. The Company has no subsidiaries. 9. 74109921_16

(c) As of the date hereof, the authorized capital stock of the Company consists of 275,000,000 shares of capital stock, of which 250,000,000 are designated as Common Stock and 25,000,000 are designated as preferred stock, $0.001 par value per share. As of December 31, 2018: (i) 86,771,175 shares of Common Stock were issued and outstanding; (ii) 1,635 shares of preferred stock was issued and outstanding; (iii) 8,012,824 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of options to purchase Common Stock outstanding as of such date; and (iv) 29,342,564 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of warrants to purchase Common Stock outstanding as of such date. (d) The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; Shares and the Warrant Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the securities are in valid form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except for any such rights as have been effectively waived or complied with; and, except as set forth in Section 3.1(c) above, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. (e) The Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; the Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants; the Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Warrant Shares. (f) This Agreement has been duly authorized, executed and delivered by the Company. (g) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds as described in Section 5.4 of this Agreement, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended. (h) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except as may be required under the Securities Act, blue sky laws of any jurisdiction in connection with the purchase of the Securities by the Purchasers. (i) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the 10. 74109921_16 terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties. (j) The Company’s Common Stock is registered under Section 12 of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2018 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. (k) The financial statements and the related notes of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the consolidated financial position of the Company as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. (l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that is likely to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. (m) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted in all material respects. (n) The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect. 11. 74109921_16

(o) Ernst & Young LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the SEC Reports, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. (p) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, or the issuance by the Company or sale by the Company of the Securities. (q) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect. (r) No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. (s) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising in the ordinary course of business. (t) The Company possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. (u) Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Company is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on 12. 74109921_16 behalf of the Company or out-licensed by the Company, including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company possess all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as described in the SEC Reports (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) the Company has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or Authorizations; (iv) the Company has not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the best of the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company that could reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Entity; (v) the Company has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action; and (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To the Company’s knowledge, neither the Company, nor any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity. (v) The pre-clinical and clinical studies and tests conducted by the Company has been and, if still pending, are being conducted in all material respects pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such clinical studies and tests contained in the SEC Reports are accurate and complete in all material respects and fairly present the data derived from such clinical studies and tests; the Company is not aware of any clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical or clinical study or test results; and the Company has not received any written notices or correspondence from any Governmental Entity requiring the termination, suspension or material modification of any clinical study or test conducted by or on behalf of the Company. (w) The Company owns, possesses, licenses or otherwise has sufficient rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know- 13. 74109921_16 how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Reports to be conducted. (a) There are no rights of third parties to any material Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any act which would form a reasonable basis for any such claim; (f) to the knowledge of the Company, there is no U.S. patent which contains claims that dominate or may dominate any Intellectual Property described in the SEC Reports owned by or licensed to the Company or that interferes with the issued claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office. (x) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Placement Agent and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Placement Agent. (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting. (z) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective. (aa) The Company has not taken, directly or indirectly, without giving effect to activities by the Placement Agent, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. 14. 74109921_16

(bb) The Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. (cc) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. (dd) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that could have a Material Adverse Effect; or (iv) a non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Plan that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company as compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that would reasonably be expected to have 15. 74109921_16 a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability. (ee) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans. (ff) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. (gg) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. (hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). 16. 74109921_16

(ii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). (jj) The Company has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries. (kk) The Common Stock is listed on the Nasdaq Capital Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq Capital Market. (ll) Neither the Company, nor any of the Company’s affiliates or any other person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities, nor have any of such persons made any offers or sales of any security of the Company, or any of the Company’s affiliates or solicited any offers to buy any security of the Company, or any of the Company’s or any affiliates under circumstances that would require registration of the Securities under the Securities Act or any other securities laws or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act in any manner that would affect the validity of the private placement exemption under the Securities Act for the offer and sale of the Shares hereunder. (mm) The Company shall, at all times while any Warrants are outstanding, use commercially reasonable efforts to maintain a registration statement covering the issue and sale of the Warrant Shares upon exercise of the Warrants such that the Warrant Shares, when issued, will not be subject to resale and restrictions under the Securities Act except to the extent that the Warrant Shares are owned by affiliates. (nn) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any person listed in the first paragraph of Rule 506(d)(1). (oo) The Company shall file a Form D with respect to the Securities as required under Regulation D and, to the extent the Form D is not publicly available on the Commission’s EDGAR reporting system, to provide a copy thereof to each Purchaser promptly after such filing. The 17. 74109921_16

Company, on or before each of the Initial Closing Date, Second Closing Date and the Optional Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at each of the Initial Closing, Second Closing and the Optional Closing pursuant to this Agreement under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification), and, if requested by a Purchaser, shall provide evidence of any material action so taken to such Purchaser on or prior to the Initial Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or blue sky laws of the states of the United States following the Initial Closing Date, Second Closing Date and the Optional Closing Date. 3.2 Representations, Warranties and Covenants of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants and covenants to the Company and the Placement Agent as of the Initial Closing, the Second Closing, the Second Shortfall Closing, the Optional Closing and the Optional Shortfall Closing, as applicable: (a) Purchaser represents and warrants that: (a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. (b) At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities. Purchaser acknowledges that it has had the opportunity to review the Company’s filings with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and (ii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. (c) Each Purchaser is purchasing the Securities, and upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Each Purchaser understands that its acquisition of the Securities has not been registered under the 18. 74109921_16

Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of each Purchaser’s investment intent as expressed herein. Each Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Securities except in compliance with the Securities Act and the rules and regulations promulgated thereunder. (d) Each Purchaser represents and acknowledges that is has not been solicited to offer to purchase or to purchase any Securities by means of any general solicitation or advertising within the meaning of Regulation D under the Securities Act. (e) Each Purchaser represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act. (f) Each Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of each Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of each Purchaser to acquire the Securities. Each Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. (g) Dispositions. (i) Each Purchaser will not, prior to the effectiveness of the Resale Registration Statement (as defined below), if then prohibited by law or regulation: (i) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Securities; or (ii) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of the Securities by the Purchaser or an affiliate. (ii) As of the Initial Closing Date, each Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Purchaser was first contacted by the Company or any other person regarding the transactions contemplated hereby. Each Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. (h) Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement. Purchaser understands that nothing in this Agreement or 19. 74109921_16 any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. (i) If the Company seeks stockholder approval for a reverse split of the Company’s Common Stock, to be effected on or prior to June 30, 2019 (with a proportionate reduction in the authorized shares of Common Stock), whether or not at the Company’s annual meeting of stockholders, each Purchaser shall vote all of the shares of Common Stock beneficially owned by such Purchaser in favor of such reverse stock split proposal. (j) Purchaser will hold in confidence all information concerning this Agreement and the sale and issuance of the Securities until the Company has made a public announcement concerning this Agreement and the sale and issuance of the Securities, which shall be made not later than 9:00 am New York time on the first Trading Day immediately after the signing of this Agreement. (k) Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. (l) Legend. (i) Each Purchaser understands that the Securities shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Securities): “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.” (ii) The Company shall, at its sole expense, upon appropriate notice from any Purchaser stating that Registrable Shares have been sold pursuant to an effective Registration Statement, timely prepare and deliver certificates or book-entry shares representing the Shares to be delivered to a transferee pursuant to the Registration Statement, which certificates or book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as such Purchaser may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the Registration Statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends. A Purchaser may request that the Company remove, and the Company agrees to authorize 20. 74109921_16 the removal of, any legend from such Shares, following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares: (i) following any sale of such Shares pursuant to Rule 144, (ii) if such Shares are eligible for sale under Rule 144(b)(1), or (iii) following the time that the Registration Statement is declared effective. If a legend removal request is made pursuant to the foregoing, the Company will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares (or a request for legend removal, in the case of Shares issued in book-entry form), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive legends or an equivalent book-entry position, as requested by the Purchaser. Certificates for Shares free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser. The Company warrants that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser effects a transfer of the Shares in accordance with Section 3.2(l)(ii), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 3.2(l)(ii) is predicated upon the Company’s reliance that such Purchaser will sell any such Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom. (m) Immediately prior to the Initial Closing, Purchaser, together with its affiliates and any other persons acting as a group together with the Purchaser and any of its affiliates, beneficially owned the number of shares of Common Stock set forth on such Purchaser’s signature page attached hereto (as such ownership is calculated pursuant to the rules of Nasdaq). (n) If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. 4. REGISTRATION RIGHTS 4.1 Definitions. For the purpose of this Section 4: (a) the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 4.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and 21. 74109921_16

(b) the term “Registrable Shares” means the Shares and the Warrant Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the Holder complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance. 4.2 Registration Procedures and Expenses. The Company shall: (a) use commercially reasonable efforts to file a Resale Registration Statement (the “Mandatory Registration Statement”) with the Commission on or before the date 60 days following the Initial Closing Date (the “Filing Date”) to register all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415); (b) use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective within 30 days following the Filing Date (or, in the event the Staff reviews and has written comments to the Mandatory Registration Statement, within 120 days following the Initial Closing Date) (the earlier of the foregoing or the applicable date set forth in Section 4.2(h), the “Effectiveness Date”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement; (c) notwithstanding anything contained in this Agreement to the contrary, in the event that the Commission limits the amount of Registrable Shares or otherwise requires a reduction in the number of Registrable Shares that may be included and sold by the Purchasers in the Mandatory Registration Statement (in each case, subject to Section 4.3), then the Company shall prepare and file (i) within 10 business days of the first date or time that such excluded Registrable Shares may then be included in a Resale Registration Statement if the Commission shall have notified the Company that certain Registrable Shares were not eligible for inclusion in the Resale Registration Statement or (ii) in all other cases, within 20 days following the date that the Company becomes aware that such additional Resale Registration Statement is required (the “Additional Filing Date”), a Resale Registration Statement (any such Resale Registration Statement registering such excluded Registrable Shares, an “Additional Registration Statement” and, together with the Mandatory Registration Statement, a “Resale Registration Statement”) to register any Registrable Shares that have been excluded (or, if applicable, the maximum number of such excluded Registrable Shares that the Company is permitted to register for resale on such Additional Registration Statement consistent with Commission guidance), if any, from being registered on the Mandatory Registration Statement; 22. 74109921_16

(d) use its commercially reasonable efforts to cause any such Additional Registration Statement to be declared effective as promptly as practicable following the Additional Filing Date, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of any such Additional Registration Statement; (e) prepare and file with the Commission such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4.7 below, subject to the Company’s right to suspend pursuant to Section 4.6; (f) furnish to the Purchasers such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers; (g) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchasers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section 4.2(g) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; (h) upon notification by the Commission that the Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall within three business days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two business days later); (i) upon notification by the Commission that that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424; (j) advise the Purchasers promptly: (i) of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto; (ii) of any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto; 23. 74109921_16

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and (iv) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading; (k) cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and (l) bear all expenses in connection with the procedures in paragraphs (a) through (k) of this Section 4.2 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states. 4.3 Rule 415; Cutback. If at any time the staff of the Commission (“Staff”) takes the position that the offering of some or all of the Registrable Shares in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall (in consultation with legal counsel to the lead Purchaser) use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.3, the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cutback imposed on the Purchasers pursuant to this Section 4.3 shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Purchasers holding a majority of the Registrable Shares otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 4 shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be 10 business days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration 24. 74109921_16

Statement (but in any event no later than three Business Days from the Staff indicating it has no further comments on such Registration Statement). 4.4 Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If either: (a) a Registration Statement covering all of the Registrable Shares required to be covered thereby and required to be filed by the Company pursuant to this Agreement is: (i) not filed with the Commission on or before the Filing Date (a “Filing Failure”), or (ii) not declared effective by the Commission on or before the Effectiveness Date (an “Effectiveness Failure”), or (b) at any time after the Effectiveness Date, sales of all of the Registrable Shares required to be included on such Registration Statement cannot be made (other than (i) as permitted under Section 4.6, or (ii) if the Registration Statement is on Form S-1, for a period of 15 days following the date the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”), then, in satisfaction of the damages to any holder of Registrable Shares by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall pay to each holder of Registrable Shares relating to such Registration Statement an amount in cash equal to 1.0% of such holder’s pro rata interest in the aggregate purchase price applicable to such Registrable Shares that are not then registered on each of the following dates: (x) the day of a Filing Failure and on every 30th day (prorated for periods totaling less than 30 days) thereafter until such Filing Failure is cured; (y) the day of an Effectiveness Failure and on every 30th day (prorated for periods totaling less than 30 days) thereafter until such Effectiveness Failure is cured; and (z) the initial day of a Maintenance Failure and on every 30th day (prorated for periods totaling less than 30 days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 4.4 are referred to herein as “Registration Delay Payments”; provided that no Registration Delay Payments shall be required following such time as when the Company’s registration obligations terminate under Section 4.7, and provided further that in no event shall the aggregate Registration Delay Payments accruing under this Section 4.4 exceed 10% of a holder’s aggregate purchase price. The first such Registration Delay Payment shall be paid within three business days after the event or failure giving rise to such Registration Delay Payment occurred and all other Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third business day after the event or failure giving rise to the Registration Delay Payments is cured. If a given Purchaser elects to receive the Registration Delay Payments as a remedy for any Filing Failure, Effectiveness Failure or Maintenance Failure, then such Registration Delay Payments shall be the sole recourse of those electing Purchasers for any Filing Failure, Effectiveness Failure or Maintenance Failure (and, for the avoidance of doubt, this sentence shall not limit the rights of any Purchaser that does not elect to receive, or does not receive, the Registration Delay Payments). 4.5 Indemnification. (a) The Company agrees to indemnify and hold harmless the Purchasers, and the partners, members, officers and directors of the Purchasers and each person, if any, who controls the Purchasers within the meaning of the Securities Act or the Exchange Act, from and 25. 74109921_16 against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company will, as incurred, reimburse the Purchasers, and their partners, members, officers, directors or controlling persons for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Loss”) arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers, or their partners, members, officers, directors or controlling persons specifically for use in preparation of the Resale Registration Statement; or (ii) any breach of this Agreement by the Purchasers; provided further, however, that the Company shall not be liable to the Purchasers (or any partner, member, officer, director or controlling person of the Purchasers) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) any Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or any Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by a Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, any Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or a Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by a Purchaser to the person asserting the claim from which such Loss resulted or (iii) a Purchaser sold Registrable Shares in violation of such Purchasers’ covenant contained in Section 3.2 of this Agreement. (b) The Purchasers agree, severally and not jointly, to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Resale Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Purchasers or untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any 26. 74109921_16

omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchasers specifically for use in preparation of the Resale Registration Statement, and the Purchasers, severally and not jointly, will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4.54.5(b) be greater in amount than the dollar amount of the proceeds received by the Purchasers upon the sale of such Registrable Shares. (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld. (d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party. (e) If the indemnification provided for in this Section 4.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such 27. 74109921_16 indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares. 4.6 Prospectus Suspension. Each Purchaser acknowledge that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers notice that the Purchasers may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Company’s board of directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders. 4.7 Termination of Obligations. The obligations of the Company pursuant to Section 4.2 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 4.1(b) hereof. 4.8 Reporting Requirements. (a) With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) so long as a Purchaser owns Registrable Shares, to furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3, (B) a copy of the most recent annual or quarterly report of the Company and such other reports 28. 74109921_16 and documents so filed by the Company and (C) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144. 4.9 Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares. 5. OTHER AGREEMENTS OF THE PARTIES 5.1 Integration. Except as contemplated by the terms of this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of the Trading Market would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction. 5.2 Securities Laws Disclosure; Publicity. The Company shall: (a) issue a press release disclosing the material terms of the transactions contemplated hereby promptly following the execution and delivery hereof (the “Press Release”), and (b) by 5:30 p.m. (New York City time) on the fourth Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby (the “Form 8-K”). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non- public information received from the Company or any of their respective officers, directors or employees that is not disclosed in the Press Release. 5.3 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information. 5.4 Use of Proceeds. The Company will use the proceeds from the offering to support the ongoing clinical study of the GEN-009 program and the development of other programs, including filing an Investigational New Drug Application with the FDA for GEN-011, as well as for working capital and other general corporate purposes. 5.5 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and the Warrant Shares pursuant to any exercise of the Warrants. 6. MISCELLANEOUS 6.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated within ten calendar days from the Effective Date through no 29. 74109921_16 fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties). 6.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. 6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules. 6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. 6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) Purchasers holding at least a majority of the Initial Closing Common Shares and Warrants sold in the Initial Closing (as a single class on an as-converted to Common Stock basis) and then- held by a Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. 6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. 6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). The Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger). 6.8 Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations, warranties and covenants of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns 30. 74109921_16 and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Section 6.8. 6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. 6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. 6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. 31. 74109921_16

6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights. 6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities. 6.14 Remedies. The Company shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents; provided, however, that, with respect to each Purchaser’s binding agreement to purchase its applicable Second Closing Shares at the Second Closing, the Company’s sole and exclusive remedy for the failure by a Purchaser to purchase at least 50% of its applicable Second Closing Shares shall be the immediate termination of such Purchaser’s Warrant (in accordance with the terms set forth in the Warrant). 6.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non- performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. 6.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. 6.17 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT 32. 74109921_16

PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY. [Remainder of page intentionally left blank.] 33. 74109921_16

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. BIOTECHNOLOGY VALUE FUND, LP By: Name: Mark Lampert Title: President BVF Inc., General Partner of BVF Partners L.P., itself GP of Biotechnology Value Fund, L.P. Address: 44 Montgomery Street, 40th Floor San Francisco, CA 94104 With a copy to (which shall not constitute notice): Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 Attention: Ryan A. Murr Shares Beneficially Owned Prior to Initial Closing: 2,488,513 common shares/2,362,373 warrants EIN: 36-3924731 Contact: James Kratky, CCO Email: kratky@bvflp.com Address for physical delivery of securities: The Depository Trust Company 570 Washington Boulevard – 5th Floor Jersey City, NJ 07310 Attn: BNY Mellon Branch Deposit Department

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. BIOTECHNOLOGY VALUE FUND II, LP By: Name: Mark Lampert Title: President BVF Inc., General Partner of BVF Partners L.P., itself GP of Biotechnology Value Fund II, L.P. Address: 44 Montgomery Street, 40th Floor San Francisco, CA 94104 With a copy to (which shall not constitute notice): Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 Attention: Ryan A. Murr Shares Beneficially Owned Prior to Initial Closing: 1,760,262 common shares/1,578,241 warrants EIN: 94-3341571 Contact: James Kratky, CCO Email: kratky@bvflp.com Address for physical delivery of securities: The Depository Trust Company 570 Washington Boulevard – 5th Floor Jersey City, NJ 07310 Attn: BNY Mellon Branch Deposit Department

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. BIOTECHNOLOGY VALUE TRADING FUND OS, L.P. By: Name: Mark Lampert Title: President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Trading Fund OS, L.P. Address: PO Box 309 Ugland House, Grand Cayman, KY1- 1104, Cayman Islands With a copy to (which shall not constitute notice): Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 Attention: Ryan A. Murr Shares Beneficially Owned Prior to Initial Closing: 424,945 common shares/405,088 warrants EIN: 98-1263910 Contact: James Kratky, CCO Email: kratky@bvflp.com Address for physical delivery of securities: The Depository Trust Company 570 Washington Boulevard – 5th Floor Jersey City, NJ 07310 Attn: BNY Mellon Branch Deposit Department

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. MSI BVF SPV, L.L.C. c/o Magnitude Capital By: Name: Mark Lampert Title: President BVF Inc., itself General Partner of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV, L.L.C. Address: 200 Park Avenue, 56th Floor New York, NY 10166 With a copy to (which shall not constitute notice): Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 Attention: Ryan A. Murr Shares Beneficially Owned Prior to Initial Closing: 440,735 common shares/440,735 warrants EIN: 46-5658235 Contact: James Kratky, CCO Email: kratky@bvflp.com Address for physical delivery of securities: BNP Paribas Prime Brokerage, Inc. 787 7th Ave, 8th floor New York , NY 10019 Attn: Jose A. Nevarez

EXHIBIT A

INITIAL CLOSING SCHEDULE

Name	Shares of Common Stock to be Purchased	Purchase Price for Common Stock	Pre-Funded Warrants to be Purchased	Purchase Price for Pre-Funded Warrant	Warrant Shares	Purchase Price for Warrant Shares	Aggregate Purchase Price
New Enterprise Associates 16, L.P.	9,948,269	$4,689,116.62	-	-	2,487,067	$310,883.38	$5,000,000.00
S.R. One, Limited	9,948,269	$4,689,116.62	-	-	2,487,067	$310,883.38	$5,000,000.00
Biotechnology Value Fund, LP	1,289,375	$607,847.74	2,019,261	$951,677.71	827,160	$103,395.00	$1,662,920.45
Biotechnology Value Fund II, LP	1,163,885	$548,688.40	1,822,733	$859,054.06	746,654	$93,331.75	$1,501,074.21
Biotechnology Value Trading Fund OS, L.P.	166,482	$78,484.35	260,723	$122,878.75	106,801	$13,350.13	$214,713.23
MSI BVF SPV, L.L.C.	94,046	$44,335.98	147,283	$69,414.48	60,332	$7,541.5	$121,291.96
Dafna Lifescience LP	1,352,964	$637,719.58	-	-	338,241	$42,280.13	$679,999.71
Dafna Lifescience Select LP	636,689	$300,103.393	-	-	159,172	$19,896.50	$319,999.89
Lincoln Park Capital Fund, LLC	1,000,000	$471,350.00	-	-	250,000	$31,250.00	$502,600.00

36.

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EXHIBIT B

SECOND CLOSING SCHEDULE

Name	Aggregate Purchase Price
New Enterprise Associates 16, L.P.	$10,000,000.00
S.R. One, Limited	$5,000,000.00
Biotechnology Value Fund, LP, Biotechnology Value Fund II, LP, Biotechnology Value Trading Fund OS, L.P., MSI BVF SPV, L.L.C.	$7,000,000.00
Dafna Lifescience LP	$1,156,000.00
Dafna Lifescience Select LP	$544,000.00
Lincoln Park Capital Fund, LLC	$502,600.00

37.

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EXHIBIT C FORM OF WARRANT 38. 74109921_16

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. CLASS B WARRANT NO. 2019-[______] NUMBER OF SHARES: [_______] DATE OF ISSUANCE: February 14, 2019 (subject to adjustment hereunder) EXPIRATION DATE: February 14, 2024 CLASS B WARRANT TO PURCHASE SHARES OF COMMON STOCK OF GENOCEA BIOSCIENCES, INC. This Class B Warrant (the “Warrant”) is issued by Genocea Biosciences, Inc., a Delaware corporation (the “Company”), to [________], or its registered assigns (including any successors or assigns, the “Holder”), and is subject to the terms and conditions set forth below. The Warrant is being issued pursuant to a Warrant Agreement between the Company and Computershare Inc., a Delaware corporation (“Computershare”), and its fully owned subsidiary Computershare Trust Company, N.A., a national banking association (collectively with Computershare, the “Warrant Agent”). 1. EXERCISE OF WARRANT. (a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, the Holder is entitled to purchase from the Company up to [______] shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) (as adjusted from time to time pursuant to the provisions of this Warrant) (the “Warrant Shares”), at a purchase price of $0.5656 on February 14, 2024, and (ii) the Second Closing Date, if the Holder becomes a Non-Participating Purchaser (the “Expiration Date”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement dated as of February 11, 2019, among the Company and the purchasers signatory thereto. 1 74024542_12

(b) Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may exercise this Warrant in whole or in part in accordance with Section 5 by either: (1) wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, or (2) exercising of the right to credit the Exercise Price against the Fair Market Value (as defined below) of the Warrant Shares (as defined below) at the time of exercise (the “Net Exercise”) pursuant to Section 1(c). (c) Net Exercise. If at any time after the Effectiveness Date (as defined in the that certain Purchase Agreement, by and among the Company, the Holder and certain other purchasers of shares and warrants listed on the schedules thereto (the “Purchase Agreement”)) there is no effective Resale Registration Statement registering the resale of the Warrant Shares by the Holder, then the Holder may elect to exercise this Warrant by Net Exercise pursuant to this Section 1(c). At any time that this Warrant may be exercised by Net Exercise pursuant to this Section 1(c), if the Company shall receive written notice from the Holder at the time of exercise of this Warrant that the Holder elects to Net Exercise the Warrant, the Company shall deliver to such Holder (without payment by the Holder of any exercise price in cash) that number of Warrant Shares computed using the following formula: Y (A - B) X  A Where X = The number of Warrant Shares to be issued to the Holder. Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation). A = The Fair Market Value of one share of Common Stock (at the date of such calculation). B = The Exercise Price (as adjusted to the date of such calculations). The “Fair Market Value” of one share of Common Stock shall mean (x) the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the last trading day prior to the date of exercise on the trading market on which the Common Stock is listed as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg -2- 74024542_12

Financial Markets is not then reporting sales prices of the Common Stock) (collectively, “Bloomberg”), or (y) if the foregoing does not apply, the last sales price of such security in the over-the-counter market on the pink sheets by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) (the “pink sheets”) or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported, the last bid price of the Common Stock as reported by Bloomberg or (z) if the fair market value cannot be calculated on any of the foregoing bases, the fair market value determined by the Company’s Board of Directors in good faith. (d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed. (e) Deemed Exercise. In the event that immediately prior to the close of business on the Expiration Date, the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c) above) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a net exercise issue basis pursuant to Section 1(c) above, and the Company shall deliver the applicable number of shares of Common Stock to the Holder pursuant to the provisions of Section 1(c) above and this Section 1(e). 2. CERTAIN ADJUSTMENTS. (a) Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows: (1) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock, or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. (2) Reorganizations or Mergers. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a)(1) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or -3- 74024542_12 its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company). (3) Rights Upon Distribution of Assets. If the Company shall declare or make any dividend, other distribution of its assets (or rights to acquire its assets) or evidences of its indebtedness to holders of shares of Common Stock generally (which dividend or other distribution has not already been given to the Holder with respect to the Warrant Shares), by way of return of capital or otherwise not addressed by this Section 2 above (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, subdivision, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant and prior to the Expiration Date, then, in each such case the Holder shall be entitled (subject to the following proviso) to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided, however, that the Holder shall only be permitted to take delivery of such Distribution if and to the extent the Holder exercises some or all of the Warrant (the portion of delivery of the Distribution shall be based on the pro rata portion of the Warrant Shares issuable upon the portion of the Warrant exercised as compared to the maximum number of Warrant Shares issuable upon complete exercise of the Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including, without limitation, the Beneficial Ownership Limitation)), provided that, to the extent that the Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised the Warrant, at which time the Company shall issue to the Holder the pro-rata portion of such Distribution equivalent to that portion of this Warrant then exercised. Notwithstanding anything to the contrary contained herein, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and its affiliates exceeding the Beneficial Ownership Limitation, if applicable pursuant to Section 5(c) herein, then the Holder shall not be entitled to participate in such Distribution to the -4- 74024542_12 extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and its affiliates exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation). (b) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant. (c) Calculations. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 2(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 2. All calculations under this Section 2 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock. (d) Treatment of Warrant upon a Change of Control. (1) If, at any time while this Warrant is outstanding, there is a Change of Control (as defined below), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Change of Control, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Change of Control. Any successor to the Company or surviving entity in such Change of Control shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. -5- 74024542_12

(2) Notice of a Change of Control. The Company shall provide written notice to the Holder of a Change of Control reasonably promptly after public announcement thereof (and, in any event, not less than twenty (20) trading days prior to the consummation of such Change of Control) and such notice shall include (i) the projected date of consummation of the Change of Control to the extent known at the time such notice is delivered and (ii) the expected consideration to be received by the Company’s stockholders in such Change of Control. (3) As used in this Warrant, a “Change of Control” shall mean (i) a merger or consolidation of the Company with another entity, in which the Company is not the survivor or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets or all or a majority of the outstanding voting securities of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company directly or indirectly, in one or more related transactions, (iv) a “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of at least a majority of the outstanding shares of Common Stock of the Company through a stock purchase agreement or other business combination (including, without limitation, a reorganization, reclassification, spin off or scheme of arrangement) with another person, or (v) the Company has elected to reorganize, recapitalize or reclassify its Common Stock (other than to change domicile). 3. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant, the Holder shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company), except as provided in Section 8 below. 4. COVENANT TO PERFORM; NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will at all times in good faith carry out all the provisions of this Warrant and will not, by amendment of its certificate of incorporation, bylaws or other organizational documents or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding. -6- 74024542_12

5. MECHANICS OF EXERCISE. Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the Holder hereof upon the delivery of a Notice of Exercise (the “Exercise Notice”) attached hereto as Exhibit A properly completed and duly executed by the Holder hereof, at the office of the Warrant Agent designated for such purpose together with this Warrant and payment in full of the Exercise Price (unless the Holder has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company or the Warrant Agent until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company or Warrant Agent for cancellation within three (3) trading days of the date the final Exercise Notice is delivered to the Company. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the second (2nd) trading day following the date on which the Warrant Agent has received each of the Exercise Notice, this Warrant and the aggregate Exercise Price (or confirmation from the Company of the number of shares of Warrant Shares issuable in connection with a duly executed and delivered notice of Net Exercise), the Warrant Agent shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Company’s transfer agent (“Transfer Agent”). The Company shall deliver any objection to the Exercise Notice on or before the second trading day following the date on which the Company has received the Exercise Notice. On or before the second (2nd) trading day following the date on which the Warrant Agent has received the Exercise Notice and the aggregate Exercise Price (the “Share Delivery Date”), the Warrant Agent shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and either (i) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (ii) this Warrant is being exercised via cashless exercise and Rule 144 is available, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, and (y) there is not an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (z) this Warrant is being exercised via cashless exercise and Rule 144 is not available, upon the request of the Holder, issue and dispatch by first class mail, postage prepaid, to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the -7- 74024542_12

Exercise Notice and the payment of the aggregate Exercise Price (or a duly executed and delivered notice of Net Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates or book-entry position evidencing such Warrant Shares, as the case may be. The Company shall pay any and all taxes (other than taxes based upon the income of the Holder) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder, in either case with respect to any income or transfer tax due by the Holder with respect to such shares of Common Stock issued upon exercise of this Warrant. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder by the Share Delivery Date in compliance with the terms of this Section 5, a certificate or book entry position for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within three (3) trading days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased less the Exercise Price (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or evidence of book entry position (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates or evidence of book entry position representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price on the date of exercise. The Warrant Agent shall have no responsibility for any amounts that may be payable or paid to any Holder, person or entity under this Warrant for any such failure by the Company (or the Warrant Agent on the Company’s behalf) and the Company shall indemnify and hold harmless the Warrant Agent against all claims made against the Warrant Agent for any such failure. (c) [Holder’s Exercise Limitation. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder pursuant to Section 1 or otherwise, to the extent (but only to the extent) that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates (such person, “Attribution Parties”)), would beneficially own in excess of [4.99]% of the -8- 74024542_12 number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant (the “Beneficial Ownership Limitation”); [provided, that notwithstanding anything herein to the contrary, this limitation on exercise shall not be applicable to any person that beneficially owns 10.0% or more of the Company’s outstanding Common Stock immediately prior to the exercise of this Warrant, but without giving effect to any shares of Common Stock underlying this Warrant]. Notwithstanding the forgoing, the Holder shall have the right to increase or decrease the Beneficial Ownership Limitation (to an amount not to exceed [19.99]% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant [if exceeding that limit would result in a change of control as set forth in Nasdaq Listing Rule 5635(b))], with any increase to be effective only upon the Holder providing the Company with prior written notice of such increase, which shall be effective 61 days after delivery of such notice to the Company. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its Attribution Parties) and of which such securities shall be exercisable (as among all such securities owned by the Holder or any of its Attribution Parties) shall, subject to such Beneficial Ownership Limitation, be determined by the Holder, and the Company shall have no responsibility for determining the accuracy of the Holder’s determination. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For purposes of the calculation of the Beneficial Ownership Limitation, the aggregate number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the -9- 74024542_12

Company’s transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. Upon the reasonable written request of the Holder, the Company shall within three (3) trading days confirm orally or in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Purchase Agreement.] 6. CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Holder and the Warrant Agent a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based. The Warrant Agent shall be fully protected in relying on such a certificate and shall have not be deemed to have any knowledge of the occurrence of an adjustment unless and until it has received such a certificate. In no event shall the Warrant Agent have any obligation to calculate any of the adjustments, all such calculations being the responsibility of the Company. 7. NOTICES. In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will promptly mail or cause to be delivered to the Warrant Agent and Holder (or a permitted transferee) a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of -10- 74024542_12

Common Stock (or other securities) for securities or other property deliverable upon such dissolution, liquidation or winding-up. Such notice shall be delivered at least twenty (20) days prior to the date therein specified. (c) Whenever any other notice is required to be given under this Warrant, unless otherwise provided herein, the Company shall provide prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. 8. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company and Warrant Agent of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company and Warrant Agent or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor. 9. ISSUANCE OF NEW WARRANTS. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Sections 8 or 9, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant. 10. NO FRACTIONAL SHARES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share. 11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. 12. TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded (which for the avoidance of doubt includes a Saturday, Sunday or a legal U.S. holiday) on the Nasdaq Capital Market, or, if the Nasdaq Capital Market is not the principal trading market for the Common Stock or other such securities, as applicable, then on the principal securities exchange or securities market on which the Common Stock is then traded, then such -11- 74024542_12 action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded. 13. TRANSFERS; EXCHANGES. (a) Subject to compliance with applicable federal and state securities laws and Section 7 hereof, this Warrant may be transferred by the Holder with respect to all of the Warrant Shares purchasable hereunder. For a transfer of this Warrant as an entirety by Holder, upon surrender of this Warrant to the Warrant Agent, together with the Notice of Assignment in the form attached hereto as Exhibit B properly completed and duly executed by the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Warrant Agent, together with the Notice of Assignment in the form attached hereto as Exhibit B properly completed and duly executed by the Holder accompanied by a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “signature guarantee”), for transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 9), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 9) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. (b) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Warrant Agent for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be combined with other warrants that carry the same rights upon presentation hereof at the office of the Warrant Agent designated for such purpose together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged. All Warrant Certificates surrendered for the purpose of transfer, split up, combination or exchange, when surrendered to the Warrant Agent shall be accompanied by a signature guarantee. (c) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the Holder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act. -12- 74024542_12

(d) The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. 14. GOVERNING LAW; VENUE. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. With respect to any disputes arising out of or related to this Warrant, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the State of New York (or in the event of exclusive federal jurisdiction, the courts of the District of New York). Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 15. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the arithmetic calculation of the Warrant Shares or under Sections 2 or 6, the disputing party shall submit the disputed determinations or arithmetic calculations to the other party. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) trading days of such disputed determination or arithmetic calculation being submitted to the non-disputing party, then the Company shall, within two (2) trading days submit the dispute to an independent, reputable accountant. The Company shall cause, at the expense of the prevailing party, the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) trading days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation shall be binding upon all parties absent demonstrable error. 16. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. -13- 74024542_12

17. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. 18. SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for and the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. 19. RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, must comply with the applicable restrictions upon resale imposed by state and federal securities laws. 20. MISCELLANEOUS. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at Cambridge Discovery Park, 100 Acorn Park Drive, 5th Floor, Cambridge, MA 02140, Attention: Finance Department; with a copy to (which shall not constitute notice) Ropes & Gray LLP, Prudential Tower, 800 Boylston Street Boston, MA 02199-3600, Attention: Marc Rubenstein and (b) if to the Holder, at such address or addresses (including copies to counsel) as may have been furnished by the Holder to the Company in writing. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. [Signature Page Follows] -14- 74024542_12

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the date first set forth above. GENOCEA BIOSCIENCES, INC. By: Name: Title: SIGNATURE PAGE TO WARRANT NO. 2019-«WARRANT NO»

EXHIBIT A NOTICE OF INTENT TO EXERCISE (To be signed only upon exercise of Warrant) To: Genocea Biosciences, Inc. The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ shares of Common Stock of Genocea Biosciences, Inc., a Delaware corporation (the “Company”), and (choose one) __________ herewith makes payment of USD ___________________________ thereof or __________ elects to Net Exercise the Warrant pursuant to Section 1(b)(2) thereof. The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________, whose address is ______________________________________________________________________________ ______________________. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 5(c) of the Warrant to which this notice relates. By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 7 thereof. DATED: (Signature must conform in all respects to name of the Holder as specified on the face of the Warrant) [Holder Name] Address: 74024542_12

74024542_12

EXHIBIT B NOTICE OF ASSIGNMENT FORM FOR VALUE RECEIVED, [Holder Name] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Genocea Biosciences, Inc., a Delaware corporation (the “Company”), covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 7 of the Warrant and applicable federal and state securities laws: NAME OF ASSIGNEE ADDRESS Number of shares: Dated: Signature: ASSIGNEE ACKNOWLEDGMENT The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof. Signature: By: Its: Address: [Signature guarantee] 74024542_12

EXHIBIT D FORM OF PRE-FUNDED WARRANT 39. 74109921_16

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. CLASS B WARRANT NO. 2019-[______] NUMBER OF SHARES: [_______] DATE OF ISSUANCE: February 14, 2019 (subject to adjustment hereunder) EXPIRATION DATE: February 14, 2039 CLASS B PRE-FUNDED WARRANT TO PURCHASE SHARES OF COMMON STOCK OF GENOCEA BIOSCIENCES, INC. This Class B Warrant (the “Warrant”) is issued by Genocea Biosciences, Inc., a Delaware corporation (the “Company”), to [________], or its registered assigns (including any successors or assigns, the “Holder”), and is subject to the terms and conditions set forth below. The Warrant is being issued pursuant to a Warrant Agreement between the Company and Computershare Inc., a Delaware corporation (“Computershare”), and its fully owned subsidiary Computershare Trust Company, N.A., a national banking association (collectively with Computershare, the “Warrant Agent”). 1. EXERCISE OF WARRANT. (a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, the Holder is entitled to purchase from the Company up to [______] shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) (as adjusted from time to time pursuant to the provisions of this Warrant) (the “Warrant Shares”) on or before 5:00 p.m. New York City time on February 14, 2039 (the “Expiration Date”). The aggregate exercise price of this Warrant of $0.5026, except for a nominal exercise price of $0.01 per Warrant Share, was paid to the Company on or prior to the date of issuance of this Warrant, and, consequently, no additional consideration (other than the nominal exercise price of $0.01 per Warrant Share) shall be required to be paid by the Holder to effect any exercise of this Warrant. The Holder shall not be entitled to return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the 1 74201950_4 event this Warrant shall not have been exercised prior to the Expiration Date. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.01, subject to adjustment as provided herein (the “Exercise Price”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement dated as of February 11, 2019, among the Company and the purchasers signatory thereto. (b) Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may exercise this Warrant in whole or in part in accordance with Section 5 by either: (1) wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, or (2) exercising of the right to credit the Exercise Price against the Fair Market Value (as defined below) of the Warrant Shares (as defined below) at the time of exercise (the “Net Exercise”) pursuant to Section 1(c). (c) Net Exercise. At any time the Holder may elect to exercise this Warrant by Net Exercise pursuant to this Section 1(c). At any time that this Warrant may be exercised by Net Exercise pursuant to this Section 1(c), if the Company shall receive written notice from the Holder at the time of exercise of this Warrant that the Holder elects to Net Exercise the Warrant, the Company shall deliver to such Holder (without payment by the Holder of any exercise price in cash) that number of Warrant Shares computed using the following formula: Y (A - B) X  A Where X = The number of Warrant Shares to be issued to the Holder. Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation). A = The Fair Market Value of one share of Common Stock (at the date of such calculation). B = The Exercise Price (as adjusted to the date of such calculations). The “Fair Market Value” of one share of Common Stock shall mean (x) the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the last trading day prior to the date of exercise on the trading market on which the Common Stock is listed as reported by Bloomberg Financial Markets (or a comparable reporting service of national -2- 74201950_4 reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock) (collectively, “Bloomberg”), or (y) if the foregoing does not apply, the last sales price of such security in the over-the-counter market on the pink sheets by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) (the “pink sheets”) or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported, the last bid price of the Common Stock as reported by Bloomberg or (z) if the fair market value cannot be calculated on any of the foregoing bases, the fair market value determined by the Company’s Board of Directors in good faith. (d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed. (e) Deemed Exercise. In the event that immediately prior to the close of business on the Expiration Date, the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c) above) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a net exercise issue basis pursuant to Section 1(c) above, and the Company shall deliver the applicable number of shares of Common Stock to the Holder pursuant to the provisions of Section 1(c) above and this Section 1(e). 2. CERTAIN ADJUSTMENTS. (a) Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows: (1) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock, or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. (2) Reorganizations or Mergers. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a)(1) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful -3- 74201950_4 provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company). (3) Rights Upon Distribution of Assets. If the Company shall declare or make any dividend, other distribution of its assets (or rights to acquire its assets) or evidences of its indebtedness to holders of shares of Common Stock generally (which dividend or other distribution has not already been given to the Holder with respect to the Warrant Shares), by way of return of capital or otherwise not addressed by this Section 2 above (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, subdivision, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant and prior to the Expiration Date, then, in each such case the Holder shall be entitled (subject to the following proviso) to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided, however, that the Holder shall only be permitted to take delivery of such Distribution if and to the extent the Holder exercises some or all of the Warrant (the portion of delivery of the Distribution shall be based on the pro rata portion of the Warrant Shares issuable upon the portion of the Warrant exercised as compared to the maximum number of Warrant Shares issuable upon complete exercise of the Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including, without limitation, the Beneficial Ownership Limitation)), provided that, to the extent that the Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised the Warrant, at which time the Company shall issue to the Holder the pro-rata portion of such Distribution equivalent to that portion of this Warrant then exercised. Notwithstanding anything to the contrary contained herein, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and its affiliates exceeding the Beneficial Ownership Limitation, if applicable pursuant to -4- 74201950_4

Section 5(c) herein, then the Holder shall not be entitled to participate in such Distribution to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and its affiliates exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation). (b) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant. (c) Calculations. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 2(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 2. All calculations under this Section 2 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock. (d) Treatment of Warrant upon a Change of Control. (1) If, at any time while this Warrant is outstanding, there is a Change of Control (as defined below), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Change of Control, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Change of Control. Any successor to the Company or surviving entity in such Change of Control shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. -5- 74201950_4

(2) Notice of a Change of Control. The Company shall provide written notice to the Holder of a Change of Control reasonably promptly after public announcement thereof (and, in any event, not less than twenty (20) trading days prior to the consummation of such Change of Control) and such notice shall include (i) the projected date of consummation of the Change of Control to the extent known at the time such notice is delivered and (ii) the expected consideration to be received by the Company’s stockholders in such Change of Control. (3) As used in this Warrant, a “Change of Control” shall mean (i) a merger or consolidation of the Company with another entity, in which the Company is not the survivor or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets or all or a majority of the outstanding voting securities of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company directly or indirectly, in one or more related transactions, (iv) a “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of at least a majority of the outstanding shares of Common Stock of the Company through a stock purchase agreement or other business combination (including, without limitation, a reorganization, reclassification, spin off or scheme of arrangement) with another person, or (v) the Company has elected to reorganize, recapitalize or reclassify its Common Stock (other than to change domicile). 3. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant, the Holder shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company), except as provided in Section 8 below. 4. COVENANT TO PERFORM; NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will at all times in good faith carry out all the provisions of this Warrant and will not, by amendment of its certificate of incorporation, bylaws or other organizational documents or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding. -6- 74201950_4

5. MECHANICS OF EXERCISE. Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the Holder hereof upon the delivery of a Notice of Exercise (the “Exercise Notice”) attached hereto as Exhibit A properly completed and duly executed by the Holder hereof, at the office of the Warrant Agent designated for such purpose together with this Warrant and payment in full of the Exercise Price (unless the Holder has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company or the Warrant Agent until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company or Warrant Agent for cancellation within three (3) trading days of the date the final Exercise Notice is delivered to the Company. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the second (2nd) trading day following the date on which the Warrant Agent has received each of the Exercise Notice, this Warrant and the aggregate Exercise Price (or confirmation from the Company of the number of shares of Warrant Shares issuable in connection with a duly executed and delivered notice of Net Exercise), the Warrant Agent shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Company’s transfer agent (“Transfer Agent”). The Company shall deliver any objection to the Exercise Notice on or before the second trading day following the date on which the Company has received the Exercise Notice. On or before the second (2nd) trading day following the date on which the Warrant Agent has received the Exercise Notice and the aggregate Exercise Price (the “Share Delivery Date”), the Warrant Agent shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and either (i) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (ii) this Warrant is being exercised via cashless exercise and Rule 144 is available, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, and (y) there is not an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (z) this Warrant is being exercised via cashless exercise and Rule 144 is not available, upon the request of the Holder, issue and dispatch by first class mail, postage prepaid, to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the -7- 74201950_4

Exercise Notice and the payment of the aggregate Exercise Price (or a duly executed and delivered notice of Net Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates or book-entry position evidencing such Warrant Shares, as the case may be. The Company shall pay any and all taxes (other than taxes based upon the income of the Holder) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder, in either case with respect to any income or transfer tax due by the Holder with respect to such shares of Common Stock issued upon exercise of this Warrant. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder by the Share Delivery Date in compliance with the terms of this Section 5, a certificate or book entry position for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within three (3) trading days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased less the Exercise Price (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or evidence of book entry position (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates or evidence of book entry position representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price on the date of exercise. The Warrant Agent shall have no responsibility for any amounts that may be payable or paid to any Holder, person or entity under this Warrant for any such failure by the Company (or the Warrant Agent on the Company’s behalf) and the Company shall indemnify and hold harmless the Warrant Agent against all claims made against the Warrant Agent for any such failure. (c) [Holder’s Exercise Limitation. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder pursuant to Section 1 or otherwise, to the extent (but only to the extent) that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates (such person, “Attribution Parties”)), would beneficially own in excess of [4.99]% of the -8- 74201950_4 number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant (the “Beneficial Ownership Limitation”); [provided, that notwithstanding anything herein to the contrary, this limitation on exercise shall not be applicable to any person that beneficially owns 10.0% or more of the Company’s outstanding Common Stock immediately prior to the exercise of this Warrant, but without giving effect to any shares of Common Stock underlying this Warrant]. Notwithstanding the forgoing, the Holder shall have the right to increase or decrease the Beneficial Ownership Limitation (to an amount not to exceed [19.99]% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant [if exceeding that limit would result in a change of control as set forth in Nasdaq Listing Rule 5635(b))], with any increase to be effective only upon the Holder providing the Company with prior written notice of such increase, which shall be effective 61 days after delivery of such notice to the Company. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its Attribution Parties) and of which such securities shall be exercisable (as among all such securities owned by the Holder or any of its Attribution Parties) shall, subject to such Beneficial Ownership Limitation, be determined by the Holder, and the Company shall have no responsibility for determining the accuracy of the Holder’s determination. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For purposes of the calculation of the Beneficial Ownership Limitation, the aggregate number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the -9- 74201950_4

Company’s transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. Upon the reasonable written request of the Holder, the Company shall within three (3) trading days confirm orally or in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Purchase Agreement.] 6. CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Holder and the Warrant Agent a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based. The Warrant Agent shall be fully protected in relying on such a certificate and shall have not be deemed to have any knowledge of the occurrence of an adjustment unless and until it has received such a certificate. In no event shall the Warrant Agent have any obligation to calculate any of the adjustments, all such calculations being the responsibility of the Company. 7. NOTICES. In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will promptly mail or cause to be delivered to the Warrant Agent and Holder (or a permitted transferee) a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of -10- 74201950_4

Common Stock (or other securities) for securities or other property deliverable upon such dissolution, liquidation or winding-up. Such notice shall be delivered at least twenty (20) days prior to the date therein specified. (c) Whenever any other notice is required to be given under this Warrant, unless otherwise provided herein, the Company shall provide prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. 8. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company and Warrant Agent of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company and Warrant Agent or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor. 9. ISSUANCE OF NEW WARRANTS. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Sections 8 or 9, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant. 10. NO FRACTIONAL SHARES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share. 11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. 12. TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded (which for the avoidance of doubt includes a Saturday, Sunday or a legal U.S. holiday) on the Nasdaq Capital Market, or, if the Nasdaq Capital Market is not the principal trading market for the Common Stock or other such securities, as applicable, then on the principal securities exchange or securities market on which the Common Stock is then traded, then such -11- 74201950_4 action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded. 13. TRANSFERS; EXCHANGES. (a) Subject to compliance with applicable federal and state securities laws and Section 7 hereof, this Warrant may be transferred by the Holder with respect to all of the Warrant Shares purchasable hereunder. For a transfer of this Warrant as an entirety by Holder, upon surrender of this Warrant to the Warrant Agent, together with the Notice of Assignment in the form attached hereto as Exhibit B properly completed and duly executed by the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Warrant Agent, together with the Notice of Assignment in the form attached hereto as Exhibit B properly completed and duly executed by the Holder accompanied by a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “signature guarantee”), for transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 9), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 9) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. (b) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Warrant Agent for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be combined with other warrants that carry the same rights upon presentation hereof at the office of the Warrant Agent designated for such purpose together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged. All Warrant Certificates surrendered for the purpose of transfer, split up, combination or exchange, when surrendered to the Warrant Agent shall be accompanied by a signature guarantee. (c) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the Holder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act. -12- 74201950_4

(d) The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. 14. GOVERNING LAW; VENUE. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. With respect to any disputes arising out of or related to this Warrant, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the State of New York (or in the event of exclusive federal jurisdiction, the courts of the District of New York). Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 15. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the arithmetic calculation of the Warrant Shares or under Sections 2 or 6, the disputing party shall submit the disputed determinations or arithmetic calculations to the other party. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) trading days of such disputed determination or arithmetic calculation being submitted to the non-disputing party, then the Company shall, within two (2) trading days submit the dispute to an independent, reputable accountant. The Company shall cause, at the expense of the prevailing party, the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) trading days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation shall be binding upon all parties absent demonstrable error. 16. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. -13- 74201950_4

17. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. 18. SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for and the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. 19. RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, must comply with the applicable restrictions upon resale imposed by state and federal securities laws. 20. MISCELLANEOUS. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at Cambridge Discovery Park, 100 Acorn Park Drive, 5th Floor, Cambridge, MA 02140, Attention: Finance Department; with a copy to (which shall not constitute notice) Ropes & Gray LLP, Prudential Tower, 800 Boylston Street Boston, MA 02199-3600, Attention: Marc Rubenstein and (b) if to the Holder, at such address or addresses (including copies to counsel) as may have been furnished by the Holder to the Company in writing. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. [Signature Page Follows] -14- 74201950_4

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the date first set forth above. GENOCEA BIOSCIENCES, INC. By: Name: Title: SIGNATURE PAGE TO WARRANT NO. 2019-«WARRANT NO» 74201950_4

EXHIBIT A NOTICE OF INTENT TO EXERCISE (To be signed only upon exercise of Warrant) To: Genocea Biosciences, Inc. The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ shares of Common Stock of Genocea Biosciences, Inc., a Delaware corporation (the “Company”), and (choose one) __________ herewith makes payment of USD ___________________________ thereof or __________ elects to Net Exercise the Warrant pursuant to Section 1(b)(2) thereof. The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________, whose address is ______________________________________________________________________________ ______________________. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 5(c) of the Warrant to which this notice relates. By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 7 thereof. DATED: (Signature must conform in all respects to name of the Holder as specified on the face of the Warrant) [Holder Name] Address: 74201950_4

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EXHIBIT B NOTICE OF ASSIGNMENT FORM FOR VALUE RECEIVED, [Holder Name] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Genocea Biosciences, Inc., a Delaware corporation (the “Company”), covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 7 of the Warrant and applicable federal and state securities laws: NAME OF ASSIGNEE ADDRESS Number of shares: Dated: Signature: ASSIGNEE ACKNOWLEDGMENT The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof. Signature: By: Its: Address: 74201950_4

[Signature guarantee] 74201950_4